EXHIBIT 99

Financial statements and report of independent registered public accounting firm

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees
Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

We have audited the accompanying statements of net assets available for benefits of the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (the Plan) as of December 31, 2006 and 2005, and the related statements of changes in net assets available for plan benefits for the year ended December 31, 2006.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform an audit of internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2006 and 2005, and the changes in net assets available for benefits for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental schedule of assets (held at end of year) is presented for purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 28, 2007

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

December 31, 2006 and 2005

ASSETS	2006	2005

Investments at fair value:
Equity securities	$5,043,225	$6,309,728
Mutual and closed-end funds	3,137,596	2,837,191
Pooled separate accounts	4,728,384	4,613,651
Participant loans	388,298	215,265
Total investments	13,297,503	13,975,835

Receivables:
Participant contributions	-	419
Employer contributions	-	146
Total receivables	-	565

Net assets available for benefits	$13,297,503	$13,976,400

The accompanying notes are an integral part of these statements.

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

For the year ended December 31, 2006

2006

Additions to net assets attributed to:
Participant contributions	$1,028,271
Employer contributions	334,443
Rollovers	20,460
Transfer of assets from merged plan and other transfer money	755,868
Earnings from separate pooled accounts	497,245
Earnings from mutual funds and other	295,028
Net depreciation in the value of investments	(767,706)
Total additions	2,163,609
Deductions from net assets attributed to:
Benefits paid to participants	2,828,036
Administrative fees	14,470
Total deductions	2,842,506

Net decrease in net assets available for benefits	(678,897)

Net assets available for benefits:
Beginning of year	13,976,400

End of year	$13,297,503

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A – DESCRIPTION OF PLAN

The following description of the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (“Plan”) provides only general information.  Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

1.  General

The Plan is a defined contribution plan covering all employees of Oak Hill Financial, Inc. and subsidiaries (the “Company”) who have three consecutive months of service and have attained age 21.  The Plan was established for the purpose of providing retirement and profit sharing benefits to all eligible employees of the Company.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

2.  Contributions

Participants may contribute up to 75 percent of pretax annual compensation up to the maximum allowed by the Internal Revenue Code, as amended (IRC) ($15,000 for 2006), as defined in the Plan.  Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans.  In addition, effective January 1, 2006, participants who reach age 50 at any time during a calendar year and current participants age 50 and older are able to make up to $5,000 in extra deferral contributions.  Participants direct the investment of their contributions into various investment options offered by the Plan.  The Plan currently offers three mutual funds, seven pooled separate accounts and stock of Oak Hill Financial, Inc. as investment options for participants. The 401(k) matching Company contribution is invested in the Company’s common stock.  Additional profit sharing amounts may be contributed at the option of the Company’s management and are invested in a portfolio of investments as directed by the participants.  Contributions are subject to certain limitations.

3.  Participant Accounts

Each participant's account is credited with the participant’s contribution and allocations of (a) the Company's contribution, (b) Plan earnings and (c) nonvested forfeitures.  Portions of administrative expenses are paid directly by the Company.  If not paid by the Company, administrative expenses become the liability of the Plan.  Allocations are based on each participant's account at the end of the year.  The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

4.  Payment of Benefits

Upon termination of service due to death, disability or retirement, a participant may elect to receive a lump-sum amount equal to the value of the participant’s vested interest in his or her account.  Any nonvested amounts are forfeited and allocated to the remaining participants.

5.  Vesting

Participants are immediately vested in their own contributions plus actual earnings thereon.  Vesting in the Company’s contribution portion of their accounts is based on years of continuous service.  A participant is 100 percent vested after six years of credited service, with 20% annual incremental vesting beginning in year two.

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006 and 2005

NOTE A – DESCRIPTION OF PLAN (continued)

6.  Forfeitures

In the event a participant terminates prior to 100% vesting, the portion of employer contributions which is not vested is forfeited at that time.  The forfeited amounts are used to first reinstate previously forfeited account balances of re-employed participants, then allocated to offset the employer contribution amount for all eligible participants.

Forfeited nonvested amounts totaled approximately $26,500 for the year ended December 31, 2006.  The amount was allocated as set forth above.

NOTE B – SUMMARY OF ACCOUNTING POLICIES

1.  Basis of Accounting

The financial statements of the Plan are prepared under the accrual method of accounting.

2.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the financial statements and the reported amounts of changes in net assets available for plan benefits during the reporting period.  Actual results could differ from those estimates.

3.  Investment Valuation and Income Recognition

The Plan’s investments are stated at fair value based on quoted market prices.  Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end.  Pooled separate accounts are valued at estimated fair value by the Principal Financial Group as reflected by the quoted redemption value at year end.  Participant loans are valued at their outstanding balances, which approximate fair value.

Purchases and sales of securities are recorded on the settlement date.  Dividends are recorded when received.

4.  Payment of Benefits

Benefits are recorded when paid.

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006 and 2005

NOTE C – INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan’s net assets at December 31:

Participant Directed Equities:	2006	2005
Oak Hill Financial, Inc. common stock	$5,043,225	$6,309,728
American Funds American Balance R3 Fund	1,649,933	1,394,493
American Funds Growth American R3 Fund	768,997	*
American Funds New Perspective R3 Fund	718,666	802,962
Principal Partner Large-Cap Value Separate Account	1,128,234	762,611
Principal Partner Small-Cap Value Separate Account	*	1,225,661
Principal Money Market Separate Account	843,846	*

* Investments did not represent 5 percent or more of the Plan’s net assets at December 31, 2006 or 2005.

Net depreciation in the value of investments during 2006 consists of the following:

Appreciation (depreciation):	2006
Mutual funds and other	$102,401
Oak Hill Financial stock – realized loss	(249,217)
Oak Hill Financial stock – unrealized loss	(620,890)

Net depreciation in the value of investments	$(767,706)

NOTE D – PARTY-IN-INTEREST TRANSACTIONS

Participants may invest in stock of Oak Hill Financial, Inc., the Plan sponsor, and these transactions qualify as party-in-interest transactions. In addition, participants may invest in Principal pooled separate accounts which also qualify as party-in-interest transactions. Finally, Oak Hill Financial, Inc. pays all administrative expenses of the Plan. Such expenses totaled $14,470 during 2006.

NOTE E – PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.  In the event of Plan termination, participants will become 100% vested in their employer contributions.

NOTE F – PARTICIPANT LOANS

Participants may borrow up to 50% of their 401(k) contributions and/or rollover contributions or $50,000 (whichever is less).  The minimum loan amount is $1,000 and the maximum loan amount is $50,000.  Participants may have only two outstanding loans at anytime.  The interest rate is the prime rate plus 1% and is determined when the participant applies for the loan.  Principal and interest are paid back directly to the participants account through payroll deduction.

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006 and 2005

NOTE G – TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated April 4, 2002, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan administrator believes that the Plan, as amended for required changes, is designed and is currently being operated in compliance with the applicable requirements of the IRC.

NOTE H – CONCENTRATIONS, RISKS AND UNCERTAINTIES

The Plan invests in various investment securities.  Investment securities are exposed to various risks such as interest rate, market, and credit risks.  In addition, a significant portion of the assets held by the Plan are concentrated in common stock of the Plan Sponsor, Oak Hill Financial, Inc.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

NOTE I – RECONCILIATION TO FORM 5500

The following is a reconciliation of financial statement line items herein to the Plan’s Form 5500 for the year ended December 31, 2006.

			Earnings	Earnings
	Realized	Net	Mutual Funds	Pooled
	Losses	Depreciation	and Other	Accounts	Total

Balances per Form 5500	$(249,217)	$(620,890)	$397,429	$497,245	$24,567

Reconciling items:
Realized losses	249,217	(249,217)	-	-	-
Capital gains	-	102,401	(102,401)	-	-
Balances per financial
statements	$-	$(767,706)	$295,028	$497,245	$24,567

NOTE J – MERGER PLAN ASSETS

The financial statement line “transfer of assets from merged plan and other transfer money” totaling $755,868 includes $658,000 in assets from the Lawrence Financial Holdings, Inc. 401(k) profit sharing plan.

SUPPLEMENTAL INFORMATION

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan
Form 5500 E.I.N. 31-1010517 Plan No. 004

SCHEDULE H, Line 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

December 31, 2006

(a)	(b)	(c)	(e)

		Description of investment
		including maturity date, rate
	Identity of issue, borrower,	of interest, collateral, par	Current
	lessor or similar party	or maturity value	value

	Equity Securities
*	Oak Hill Financial, Inc.	Common Stock	$5,043,225

	Mutual Funds
	American Funds	American Balanced R3 Fund	1,649,933
	American Funds	Growth American R3 Fund	768,997
	American Funds	New Perspective R3 Fund	718,666
			3,137,596

	Pooled Separate Accounts
*	Principal	Money Market Separate Account	843,846
*	Principal	Bond & Mortgage Separate Account	641,974
*	Principal	Large-Cap Stock Index Separate Account	562,606
*	Principal	Partner Large-Cap Value Separate Account	1,128,234
*	Principal	Partner Mid-Cap Value Separate Account	663,133
*	Principal	Partner Mid-Cap Growth Separate Account	288,776
*	Principal	Partner Small-Cap Value Separate Account	599,815
			4,728,384
	Participant loans	Interest rate 5.00% - 9.25%	388,298

	Total Investments		$13,297,503

*  Denotes a party-in-interest